Exhibit 10.7

AMERIQUEST TRANSPORTATION SERVICES, INC.

AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN 2011

The Board of Directors of AmeriQuest Transportation Services, Inc. (the “Company”) has adopted this Amended and Restated Employee Stock Purchase Plan 2011 (the “Plan”) to enable individuals who are full-time employees of the Company (the “Employees”), to use portions of the bonuses paid to such Employees for such employment, to purchase shares of the Company’s common stock, $0.0005 par value per share (the “Common Stock”).  The purpose of the Plan is to benefit the Company’s growth and success and to enable the Company to continue to attract highly qualified persons as employees of the Company.  The provisions of the Plan are set forth below.

1.                                      Shares Available.

The maximum aggregate number of shares of Common Stock available for purchase under this Plan shall be 250,000.

2.                                      Administration.

The Plan shall be administered by the Board.  The Board’s actions under the Plan shall be limited to taking all actions authorized by this Plan or as otherwise reasonably necessary to effect the purposes hereof.

3.                                      Interpretation.

Subject to the express provisions of the Plan, the Board (which shall include the affirmative vote or consent of a majority of the disinterested directors of the Board) shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4.                                      Eligibility to Participate.

The only persons eligible in the Plan shall be full-time employees, including officers and executives, of the Company and who are entitled to receive an annual bonus (or the equivalent thereof) from the Company in a fiscal year.  Employees may only participate in the Plan during their respective employment as employees of the Company.

5.                                      Annual Bonus.

From and after the effective date of the Plan, an Employee may file an irrevocable written election (each, a “Bonus Purchase Notice”) with the Secretary of the Company to use a percentage of such Employee’s annual bonus to purchase shares of the Company’s Common Stock.  This election shall be made no later than April 30 of the fiscal year, and shall be effective for the fiscal year in which the annual bonus will be paid.  An Employee may not contribute amounts to purchase Common Stock under the Plan other than through the use of such Employee’s bonus pursuant to this

Plan or such other stock purchase arrangements that an Employee may have with the Company from time to time.  A non-commissionable Employee may not choose to purchase shares of Common Stock that have a value in excess of fifty percent (50%) of such Employee’s gross annual cash bonus for any fiscal year.  A commissionable Employee may not choose to purchase shares of Common Stock that have a value in excess of fifty percent (50%) of the product of (x) such Employee’s annual salary and (y) such Employee’s annual target amount.

The shares of Common Stock shall be purchased from the Company on the last day of the calendar quarter in which such bonus is paid by the Company to such Employee (the “Purchase Date”).  The number of shares purchased on a Purchase Date shall equal the portion of the annual bonus being used to purchase Shares, divided by the Purchase Price (defined below) on such Purchase Date (or such other measurement of the value of a Share that the Board of Directors of the Company shall determine in its sole discretion) rounded to nearest whole number.  Fractional shares shall not be issued.  Any amount that would be used to purchase a fractional share shall be paid in cash.  No interest shall accrue with respect to funds to be invested hereunder.

The Company’s Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable state securities laws and regulations. Therefore, the Common Stock will be restricted and cannot be offered, sold, transferred, pledged or hypothecated to any person unless the Common Stock is subsequently registered under the Securities Act (which the Company is not obligated to do and which it does not anticipate doing in the near future) or an exemption from registration is available and the favorable opinion of counsel acceptable to the Company to that effect is obtained by an Employee. Further, no Employee shall resell, hypothecate, transfer, assign or make other disposition of the Common Stock, except in a transaction exempt from the registration requirements of the securities laws and regulations of the state in which such Employee is offered and sold, and that specific approval of such transfers is required in some states.  The transfer and disposition of any Common Stock issued to an Employee pursuant to the Plan will be further restricted by the terms and conditions of any shareholder or similar agreement to which such Employee is a party or to which such Employee’s shares are subject.  Any certificate or instrument evidencing the Common Stock shall, in addition to any other legends required pursuant to the Plan, be stamped or otherwise imprinted with an appropriate legend.

Any purchase of Common Stock by an Employee pursuant to this Plan shall be subject to such Employee’s execution of other agreements, including but not limited to stock purchase agreements, stockholder agreements and grant letters, as may be required by the Board in its sole discretion.

6.                                      Purchase Price.

The purchase price of each share of Common Stock will be the fair market value of the Common Stock (the “Purchase Price”).  For purpose of this Plan, “fair market value” means the value approved by the Board in its sole discretion (including the affirmative vote or consent of a majority of the disinterested directors of the Board) each fiscal year (whether such valuation is determined before or after the Company’s receipt of a Bonus Purchase Notice), which value shall be based on an annual independent valuation of the Common Stock.  If subsequent to the determination of such fair market value, a material change in the financial condition, results of operations or

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prospects of the Company should occur, in the Board’s sole discretion, then the Board shall cause a new fair market value to be determined or shall suspend purchases and sales hereunder.

7.                                      No Right to Continued Employment.

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any Employee any right to continued employment with the Company, nor will an Employee’s participation in the Plan create any obligation on the part of the Company to retain such Employee as an employee of the Company.

8.                                      Employee Status.

For purposes of determining whether an individual is employed by the Company, the Board may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of full-time employment.

9.                                      Tax Withholdings.

Each Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to amounts includable in the gross income of such Employee pursuant to this Plan. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Employee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Employee is subject to and conditioned on tax withholding obligations being satisfied by such Employee.

10.                               Amendment of Plan.

Unless otherwise required by law, the Board may, at any time, amend the Plan in any respect.

11.                               Assignment.

No participating Employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise.  Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating Employee (or in the event of the Employee’s death, to the Employee’s estate).

12.                               Effective Date; Term and Termination of the Plan.

The Plan shall be effective as of the date of adoption by the Board (including the affirmative vote or consent of a majority of the disinterested directors of the Board), which date is set forth below.  The Board may terminate the Plan at any time for any reason or for no reason, provided that such termination shall not impair any rights of participating Employees.  The Plan shall terminate automatically upon the earlier of an initial public offering of the Common Stock or upon commencement of active market trading in the Common Stock.

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13.                               Payment of Plan Expenses.

The Company will bear all costs of administering and carrying out the Plan.

This Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 6 day of April, 2012.

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AMERIQUEST TRANSPORTATION SERVICES, INC.
EMPLOYEE STOCK PURCHASE PLAN 2011

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of                          , 2011, by and between AmeriQuest Transportation Services, Inc., a New Jersey corporation, (“Company”), and                                          , an adult individual (“Employee”).

WHEREAS, as an incentive to Employee to continue to serve as an employee of Company, Company offers shares of its common stock, $0.0005 par value per share (the “Common Stock”), to Employee upon the terms and conditions contained herein and pursuant to the Plan (as hereinafter defined); and

WHEREAS, Employee has elected to use a portion of such Employee’s annual bonus to purchase shares of the Company’s Common Stock.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms shall be defined as set forth below.

“Affiliate” means an affiliate of Company, as defined in Rule 12b-2 promulgated under the Exchange Act.

“Change in Control” has the meaning set forth in the Plan.

“Fair Market Value” has the meaning set forth in the Plan.

“Non-Accredited Investor” means a holder of Common Stock who is not an “accredited investor” as such term is defined under the Securities Act.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” means the AmeriQuest Transportation Services, Inc. Employee Stock Purchase Plan 2011, as amended from time to time.

“Sale” means any of the following transactions that would, after consummation, constitute a Change in Control: (i) the sale or other disposition by Company, directly or indirectly, of all or substantially all of the assets, properties or business of Company and its subsidiaries on a consolidated basis, (ii) the sale of any capital stock of Company or (iii) any merger, consolidation or other business combination of Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer” means the sale, transfer, assignment, pledge or other disposition of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any of a holder’s Common Stock.

2.                                      Purchase under Employee Stock Option Plan 2011.  The parties to this Agreement acknowledge and agree that the Common Stock purchased and sold under this Agreement is issued pursuant to and is governed by the Plan, and unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.  Determinations made in connection with the Common Stock pursuant to the Plan shall be governed by the Plan as it exists on the Purchase Date.  Employee acknowledges receipt of a copy of the Plan.

3.                                      Issuance of Common Stock.  On the Purchase Date, Company shall sell to Employee, and Employee shall purchase from Company,            duly authorized and validly issued, fully paid and nonassessable shares of the Common Stock of Company at a purchase price of $           per share (the “Purchase Price”).

4.                                      Payment of Purchase Price.  The Purchase Price shall be paid by Employee to the Company in cash.

5.                                      Investment and Taxation Representations.  In connection with the grant of Common Stock, Employee represents to Company the following:

(a)                                 The execution, delivery and performance of this Agreement by Employee is within Employee’s powers, and does not and will not: (i) require the consent or approval of any person or authority; or (ii) violate or contravene any provision of any law, rule, regulation or contractual or other restriction binding on or affecting Employee or Employee’s properties.

(b)                                 Employee is aware of Company’s business affairs and financial condition and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Common Stock.  Employee is acquiring the Common Stock for investment for Employee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  The Employee does not have any present intention to transfer the Common Stock to any other person or entity.

(c)                                  Employee understands that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom.

(d)                                 Employee understands that the shares of Common Stock constitute “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, Employee must hold the shares of Common Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Employee acknowledges that Company has no obligation to register or qualify the Common Stock for sale.  The Employee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Common Stock, and requirements relating to Company which are outside of the Employee’s control, and which Company is under no obligation and may not be able to satisfy.

(e)                                  Employee understands that Employee may suffer adverse tax consequences as a result of Employee’s acquisition, holding or disposition of the Common Stock.  Employee represents that Employee has consulted any tax consultants Employee deems advisable in connection with the acquisition, holding or disposition of the Common Stock and that Employee is not relying on Company for any tax advice.

6.                                      Restrictions on Transfer; Involuntary Transfer; Death of Employee.

(a)                                 Restrictions on Transfer.  Except as otherwise provided in this Agreement, Employee shall not make any Transfer of the Common Stock without the prior written consent of Company, which consent may be withheld in the sole discretion of Company.  Notwithstanding any other provision of this Agreement, Employee may not make any Transfer of any Common Stock if, in the opinion of counsel for Company, the Transfer would be in violation of the Securities Act, any rule or regulation thereunder or of the securities laws of any state.  Any such Transfer or other disposition shall be void ab initio.  Company shall not recognize any Transfer or attempted Transfer in contravention of this Agreement.

(b)                                 Involuntary Transfer.  If (i) any of the Common Stock would for any reason (other than pledge to secure the valid debts of the Company) be transferred by operation of law (including, but not limited to, a Transfer arising as a result of the divorce, bankruptcy, receivership, insolvency or similar proceeding of or with respect to Employee, an assignment by Employee for the benefit of creditors, the admission by Employee of Employee’s inability to pay Employee’s debts when due, or sale of substantially all of the assets of Employee, or any judicial process, but excluding the death of Employee), or (ii) Employee (or any of its heirs, executors or personal representatives) breaches, or fails to fulfill Employee’s obligations under this Agreement, or any other agreement between Employee and the Company (any such event in (i) or (ii) being a “Triggering Event”), Employee shall immediately give notice to the Company of such Triggering Event.  Upon written notice given by, and at the election of, Company to Employee within a period of sixty (60) days following the Triggering Event, Employee shall sell to Company, and Company shall purchase from Employee, all (but not less than all) of the Common Stock owned by Employee at the time of the Triggering Event on the terms and conditions set forth in Sections 6(d) and 6(e) below.  Common Stock not purchased pursuant to this Section 6 shall nevertheless remain subject to all the restrictions and provisions of this Agreement.

(c)                                  Death of Employee.  Upon written notice given by, and at the election of, Company to an Employee’s executor or personal representative within a period of sixty (60) days following the death of such Employee, Employee’s executor or personal representative shall sell to Company, and Company shall purchase from such Employee’s estate, all (but not less than all) of the Common Stock owned by such Employee at his death on the terms and conditions set forth in Sections 6(d) and 6(e) below.  Common Stock not purchased pursuant to this Section 6 shall nevertheless remain subject to all the restrictions and provisions of this Agreement.

(d)                                 Purchase Price.  The purchase price for all Common Stock purchased by Company pursuant to Sections 6(b) and 6(c) shall be the Fair Market Value of such Common Stock at the time of the Triggering Event or Employee’s death, as applicable.

(e)                                  Payment of Purchase Price.  All Common Stock purchased by Company pursuant to Sections 6(b) and 6(c) shall be paid for in cash or by check on such date and time as is set forth in Company’s notice given pursuant to Sections 6(b) and 6(c), which date shall be not later than thirty (30) days after the date of such notice.  Prior to payment for the purchased Common Stock, Employee or such Employee’s executor or personal representative shall execute and deliver such instruments and documents as Company deems necessary or appropriate to effect such sale.

7.                                      Sale of Company (Drag-Along Rights and Obligations).

(a)                                 Approved Sale.  If (i) the Board of Directors of Company (the “Board”) by a vote of not less than 50% of the directors or (ii) the holders of not less than 50% of the shares of Company then outstanding approve a Sale of Company (the “Approved Sale”), Employee shall consent to, vote in favor of, raise no objections against, and not otherwise impede or delay, the Approved Sale.  In furtherance of the foregoing, if the Approved Sale is structured as (A) a merger or consolidation, Employee shall vote his or her Common Stock to approve such merger or consolidation, whether by written consent or at a stockholders meeting (as requested by the Board), and waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation, (B) a sale of stock, Employee shall agree to sell, and shall sell, all of his or her Common Stock, or (C) a sale of assets, Employee shall vote his or her Common Stock to approve such sale and any subsequent liquidation of Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting (as requested by the Board), and waive all dissenter’s rights, appraisal rights and similar rights in connection with such sale of assets.

(b)                                 Obligations.  In furtherance of its obligations under Section 7(a) above, (i) Employee will take all necessary or desirable actions reasonably requested by the Board in connection with the consummation of the Approved Sale and (ii) Employee will make the same representations, warranties, indemnities, agreements, covenants and obligations as each other holder of common stock, including without limitation, voting to approve such transaction and executing all documents requested by the Board to be executed by Employee, including the applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement.  Without limiting the generality of the foregoing, in any Approved Sale, Employee shall not be obligated to enter into indemnification obligations with respect to any representations, warranties, covenants or obligations of any other holder of common stock or such other holder’s common stock, but Employee shall be obligated to make representations and warranties and as to his or her title to and ownership of Common Stock, authorization, execution and delivery of relevant documents by Employee, enforceability of relevant agreements against Employee and other matters relating to Employee or Employee’s Common Stock, to enter into covenants in respect of a Transfer of Employee’s Common Stock in connection with such Approved Sale (including, without limitation, the delivery of certificates, stock powers and other instruments of transfer) and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that each other holder of common stock is similarly obligated.

(c)                                  Conditions to Obligations.  The obligations of Employee are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, Employee shall receive the same form and amount of consideration per share of Common Stock as each other holder of Common Stock or if any holder of Common Stock is given an option as to the form and amount of consideration to be received, Employee shall be given the same option (provided that the foregoing shall not apply to any management rollover portion of any such transaction pursuant to a stock option plan, stock purchase plan or other rollover plan approved by the Board), and (ii) Employee, if a holder of then currently exercisable rights to acquire a security of Company, shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of such security or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of such type of security received by the holders of such type of security in connection with the Approved Sale less the exercise price per share of such type of security of such rights by (2) the number of shares of such type of security represented by such rights.

(d)                                 Rule 506.  If Company or the holders of Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), and if Employee is a Non-Accredited Investor at such time, Employee shall at the request of Company, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to Company.  If Employee appoints a purchaser representative designated by Company, Company shall pay the fees of such purchaser representative.  However, if Employee declines to appoint the purchaser representative designated by Company, Employee shall appoint another purchaser representative (reasonably acceptable to Company), and Employee shall be responsible for the fees of the purchaser representative so appointed.

(e)                                  Expenses.  Employee will bear his or her pro rata share (as if such expenses reduced the aggregate proceeds available for distribution in such Approved Sale) of the costs of any sale of Common Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of common stock and are not otherwise paid by Company or the acquiring party.  Costs incurred by Employee on his or her own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by Employee in connection with the Approved Sale) will not be considered costs of the transaction hereunder and will be the responsibility of Employee.

(f)                                   Repurchase from Non-Accredited Investors.  In connection with or in preparation or contemplation of (i) any Approved Sale or (ii) any merger, consolidation, reorganization, recapitalization, restructuring or other similar transaction involving Company in connection with or in preparation or contemplation of an Approved Sale (any such transaction described in the foregoing clause (i) or clause (ii) above, an “Applicable Transaction”), Company (and its designees) shall have the right, but not the obligation, to purchase all or any portion of the Common Stock held by Employee if he or she is a Non-Accredited Investor (the “Repurchase Option”).  If Company (or its designees) elects to purchase a portion (but not all) of the Common Stock held by Non-Accredited Investors, such purchase shall be made on a pro rata basis among the Non-Accredited Investors according to the amount of Common Stock held by such Non-Accredited

Investors.  The purchase price for any Common Stock in connection with an exercise of the Repurchase Option shall be the Fair Market Value of such Common Stock determined in the reasonable good faith judgment of the Board (taking into account all relevant factors determinative of value, including, without limitation, the consideration to be received by the other holders of common stock in connection with such Applicable Transaction (including, but not limited to, the amount, form, type and timing of payment thereof)); provided that if any portion of the consideration to be received by the other holders of common stock in connection with such Applicable Transaction consists of an escrow, earn-out or other form of contingent consideration, the Board may elect to structure the purchase price for the Common Stock pursuant to the Repurchase Option in such a manner as to have substantially the same economic effect as such other escrow, earn-out or other contingent consideration to be received by the other holders of Common Stock in respect of their Common Stock in connection with such Applicable Transaction.  The closing of the purchase of the Common Stock pursuant to the Repurchase Option shall take place on the date and place designated by the Person or Persons electing to exercise the Repurchase Option by written notice to the Non-Accredited Investors (but such purchase shall be subject to the consummation of the Applicable Transaction); provided that the date of the closing of the purchase of the Common Stock pursuant to the Repurchase Option may be prior to the date of the closing of the Approved Sale.  Company (or its designees) shall pay for the Common Stock to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds (except that Company may pay the purchase price for such Common Stock by offsetting amounts outstanding under any indebtedness or obligations owed by the Non-Accredited Investor to Company).  At the closing, the Non-Accredited Investors shall deliver the certificates, if any, representing such Common Stock to the purchaser or purchasers or their nominees, accompanied by duly executed assignments separate from any such certificates.  Company (or its designees) shall be entitled to receive customary representations and warranties from the Non-Accredited Investors regarding such sale of securities (including representations and warranties regarding good title to such securities, free and clear of any liens or encumbrances).  If Company (or its designees) has elected to exercise the Repurchase Option, and Company (or its designees) makes available, at the time and in the amount and form provided in this Agreement, the consideration for the Common Stock to be purchased in accordance with the provisions of this Agreement, then from and after such time, Employee shall cease to have any rights as a holder of such securities (other than the right to receive payment of such consideration in accordance with this Section 7(f)), and such securities shall be deemed purchased in accordance with the applicable provisions hereof and Company (or its designees) shall be deemed the owner(s) (of record and beneficially) and holder(s) of such securities, whether or not the certificate representing such Common Stock has been delivered as required by this Agreement.  Any election by Company (or its designees) to purchase Common Stock pursuant to the Repurchase Option shall be revocable (for any reason or no reason and with respect to all or any portion of the Common Stock elected to be purchased) at any time prior to the closing of such purchase, without any liability whatsoever to Company (or its designees) in respect of the rights and obligations in this Section 7(f) and without prejudice to the right of Company (or its designees) to exercise the Repurchase Option at any time thereafter.

8.                                      Entire Agreement.  This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein and therein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.  Employee represents that, in executing this Agreement, Employee has not relied upon any representation or statement not set forth herein made by Company with regard to the subject matter or effect of this Agreement or otherwise.

9.                                      Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Employee and by Company.  No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

10.                               Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

11.                               Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

12.                               Assignment.  This Agreement shall be binding upon the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of Company.

13.                               Notices.  Any notice required, permitted or intended to be given under this Agreement shall be in writing and shall be deemed to have been given only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid), or sent by nationally recognized overnight delivery service (e.g., Federal Express) to the following addresses (or at such other address as shall be given in writing by one party to the other, from time to time):

To Company:	AmeriQuest Transportation Services, Inc.
457 Haddonfield Road, Suite 220
Cherry Hill, New Jersey 08002
Attention: Mark P. Joyce, SVP & CFO

With a copy to:	Graham R. Laub, Esquire
Dilworth Paxson LLP
1500 Market Street, Suite 3500E
Philadelphia, PA 19102

If to Employee, at the address on file with the Company.

14.                               Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

15.                               Section Headings.  The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

16.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.

COMPANY:

AMERIQUEST TRANSPORTATION
SERVICES, INC.

By:
Name:	Mark P. Joyce
Title:	Senior Vice President &
Chief Financial Officer

EMPLOYEE:

Name: